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                               LEHMAN CAPITAL,
                 A DIVISION OF LEHMAN BROTHERS HOLDINGS INC.

                                    SELLER


                                     and


                   STRUCTURED ASSET SECURITIES CORPORATION

                                  PURCHASER



                         MORTGAGE LOAN SALE AGREEMENT

                         Dated as of January 1, 1998





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                         MORTGAGE LOAN SALE AGREEMENT

                              TABLE OF CONTENTS


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                                  ARTICLE I

                         CONVEYANCE OF MORTGAGE LOANS

Section 1.01.    Sale of Mortgage Loans . . . . . . . . . . . . . . . . . . .
Section 1.02.    Delivery of Documents  . . . . . . . . . . . . . . . . . . .
Section 1.03.    Review of Documentation  . . . . . . . . . . . . . . . . . .


Section 1.04.    Representations and Warranties of
                 Lehman Capital . . . . . . . . . . . . . . . . . . . . . . .
Section 1.05.    Grant Clause . . . . . . . . . . . . . . . . . . . . . . . .
Section 1.06.    Assignment by Depositor  . . . . . . . . . . . . . . . . . .


                                  ARTICLE II

                           MISCELLANEOUS PROVISIONS

Section 2.01.    Binding Nature of Agreement; Assignment  . . . . . . . . . .
Section 2.02.    Entire Agreement . . . . . . . . . . . . . . . . . . . . . .
Section 2.03.    Amendment  . . . . . . . . . . . . . . . . . . . . . . . . .
Section 2.04.    Governing Law  . . . . . . . . . . . . . . . . . . . . . . .
Section 2.05.    Severability of Provisions . . . . . . . . . . . . . . . . .
Section 2.06.    Indulgences; No Waivers  . . . . . . . . . . . . . . . . . .
Section 2.07.    Headings Not To Affect Interpretation  . . . . . . . . . . .
Section 2.08.    Benefits of Agreement  . . . . . . . . . . . . . . . . . . .
Section 2.09.    Counterparts . . . . . . . . . . . . . . . . . . . . . . . .

                                  SCHEDULES

SCHEDULE A   Mortgage Loan Schedule

EXHIBIT A        Servicing Agreements

    This MORTGAGE LOAN SALE AGREEMENT is executed by and between Lehman Brothers Holdings Inc., doing business as Lehman Capital, A Division of Lehman Brothers Holdings Inc. ("Lehman Capital"), and Structured Asset Securities Corporation (the "Depositor"), dated of the 1st day of January, 1998.

    All capitalized terms not defined herein shall have the same meanings assigned to such terms in that certain Trust Agreement (the "Trust Agreement"), dated as of January 1, 1998, among the Depositor, Norwest Bank Minnesota, National Association, as master servicer, and First Union National Bank, as trustee (the "Trustee").

                             W I T N E S S E T H:


    WHEREAS, Lehman Capital desires to sell, without recourse, all of its right, title and interest (except as specified herein) in and to certain mortgage loans identified on the Mortgage Loan Schedule attached hereto as Exhibit A (the "Mortgage Loans") to the Depositor; and

    WHEREAS, Lehman Capital and the Depositor acknowledge and agree that the Depositor will assign all of its rights and delegate all of its obligations hereunder to the Trustee, and that each reference herein to the Depositor is intended, unless otherwise specified, to mean the Depositor or the Trustee, as assignee, whichever is the holder of the Mortgage Loans from time to time.

    NOW, THEREFORE, in consideration of the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lehman Capital and the Depositor agree as follows:

                                  ARTICLE I

                         CONVEYANCE OF MORTGAGE LOANS

    Section 1.01.  Sale of Mortgage Loans.  Concurrently with the execution
                   ----------------------
and delivery of this Agreement, Lehman Capital does hereby transfer, assign, set over, deposit with and otherwise convey to the Depositor, without recourse, all the right, title and interest of Lehman Capital in and to the Mortgage Loans identified on Schedule A hereto, having an aggregate principal balance as of the Cut-off Date of $355,136,702. Such conveyance includes, without limitation, the right to all distributions of principal and interest received on or with respect to the Mortgage Loans on and after January 1, 1998 (other than payments of principal and interest due on or before such date), the proceeds of any REO Property, all rights under any Insurance Policies related to the Mortgage Loans and any rights of Lehman Capital under any of the agreements pursuant to which it purchased such Mortgage Loans to the extent of such Mortgage Loans, Lehman Capital's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties, and all rights of Lehman Capital to enforce the obligations of each Servicer under the related Servicing Agreement and to exercise such remedies as are provided therein, but does not include the servicing rights with respect to the Mortgage Loans. To the extent that Lehman Capital owns such servicing rights, Lehman Capital retains ownership of such servicing rights and may transfer such rights to one or more successor servicers at any time, subject to the conditions set forth in the Trust Agreement. Concurrently with the execution hereof, the Depositor tenders the purchase price of the Mortgage Loans of $355,136,702 (including accrued interest).

    Section 1.02.  Delivery of Documents.  (a) In connection with such
                   ---------------------
transfer and assignment of the Mortgage Loans hereunder, Lehman Capital does hereby deliver to the Depositor the following documents or instruments with respect to each Mortgage Loan (each a "Mortgage File") so transferred and assigned:

        (i) with respect to each Mortgage Loan, the original Mortgage Note endorsed without recourse in proper form to the order of the Depositor or its designee, or in blank (in each case, with all necessary intervening endorsements as applicable);

        (ii) the original of any guarantee executed in connection with the Mortgage Note, assigned to the Depositor or its designee;

        (iii) with respect to any Mortgage Loan other than a Cooperative Loan, the original recorded Mortgage with evidence of recording indicated thereon. If, in connection with any Mortgage Loan, Lehman Capital cannot deliver the Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost, Lehman Capital shall deliver or cause to be delivered to the Depositor (or its custodian), in the case of a delay due to recording, a true copy of such Mortgage, pending delivery of the original thereof, together with an Officer's Certificate of Lehman Capital certifying that the copy of such Mortgage delivered to the Depositor (or its custodian) is a true copy and that the original of such Mortgage has been forwarded to the public recording office, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel acceptable to the Depositor or its designee that an original recorded Mortgage is not required to enforce the Depositor's interest in the Mortgage Loan;

        (iv) the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer's Certificate of Lehman Capital certifying that the copy of such assumption, modification or substitution agreement delivered to the Depositor (or its custodian) is a true copy and that the original of such agreement has been forwarded to the public recording office;

        (v) with respect to any Mortgage Loan other than a Cooperative Loan, the original Assignment of Mortgage for each Mortgage Loan;

        (vi) if applicable, such original intervening assignments of the Mortgage, notice of transfer or equivalent instrument (each, an "Intervening Assignment"), as may be necessary to show a complete chain of assignment from the originator, or, in the case of an Intervening Assignment that has been lost, a written Opinion of Counsel acceptable to the Depositor that such original Intervening Assignment is not required to enforce the Depositor's interest in the Mortgage Loans;

        (vii) the original Primary Mortgage Insurance Policy or certificate, if private mortgage guaranty insurance is required;

        (viii) with respect to any Mortgage Loan other than a Cooperative Loan, the original mortgagee title insurance policy or attorney's opinion of title and abstract of title;

        (ix) the original of any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage or as to any security agreement, chattel mortgage or their equivalent that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer's Certificate of Lehman Capital certifying that the copy of such security agreement, chattel mortgage or their equivalent delivered to the Depositor (or its custodian) is a true copy and that the original of such document has been forwarded to the public recording office;

        (x) with respect to any Cooperative Loan, the Cooperative Loan Documents; and

        (xi) in connection with any pledge of Additional Collateral, the original additional collateral pledge and security agreement executed in connection therewith, assigned to the Depositor.

    (b) Assignments of Mortgage shall be recorded; provided, however, that such Assignments need not be recorded if, in the Opinion of Counsel (which must be Independent counsel), obtained at the expense of Lehman Capital, acceptable to the Depositor or its designee, recording in such states is not required to protect the Depositor's interest in the related Mortgage Loans.

    (c) In instances where a Title Insurance Policy is required to be delivered to the Depositor (or its custodian) under clause (b)(viii) above and is not so delivered, Lehman Capital will provide a copy of such Title Insurance Policy to the Depositor as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

    (d) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, Lehman Capital, in lieu of delivering the above documents, herewith delivers to the Depositor an Officer's Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the account maintained by the Master Servicer for such purpose have been so deposited. All original documents that are not delivered to the Depositor (or its custodian) shall be held by the Master Servicer in trust for the benefit of the Depositor.

    Section 1.03.  Review of Documentation.  The Depositor, by execution and
                   -----------------------
delivery hereof, acknowledges receipt of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Depositor or its custodian. Lehman Capital shall be required to cooperate with the Depositor in curing any Material Defect identified by the Trustee pursuant to the Trust Agreement. If such Material Defect is not cured, Lehman Capital shall, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Fund, constitute a Realized Loss, and such loss is attributable to the failure of the Depositor or Lehman Capital to cure such Material Defect, repurchase the related Mortgage Loan from the Depositor at the applicable Purchase Price. A loss shall be deemed to be attributable to the failure of the Depositor or Lehman Capital to cure a Material Defect if, as determined by the Depositor, absent such Material Defect, such loss would not have been incurred. Within the two year period following the Closing Date, Lehman Capital may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 3, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 2.05 of the Trust Agreement.

    Section 1.04.  Representations and Warranties of Lehman Capital.  Lehman
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Capital hereby represents and warrants to the Depositor that as of the date hereof:

        (a) Lehman Capital is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

        (b) the execution and delivery by Lehman Capital of this Agreement have been duly authorized by all necessary corporate action on the part of Lehman Capital; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Lehman Capital or its properties or the certificate of incorporation or bylaws of Lehman Capital;

        (c) the execution, delivery and performance by Lehman Capital of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

        (d) this Agreement has been duly executed and delivered by Lehman Capital and, assuming due authorization, execution and delivery by the Depositor, constitutes a valid and binding obligation of Lehman Capital enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

        (e) there are no actions, suits or proceedings pending or, to the knowledge of Lehman Capital, threatened or likely to be asserted against or affecting Lehman Capital, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the commercially reasonable judgment of Lehman Capital will be determined adversely to Lehman Capital and will if determined adversely to Lehman Capital materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement;

        (f) upon delivery of the Mortgage Loans to the Depositor hereunder, as to each, that:

             (i) The information set forth with respect to the Mortgage Loans on the Mortgage Loan Schedule provides an accurate listing of the Mortgage Loans, and the information with respect to each Mortgage Loan on the Mortgage Loan Schedule is true and correct in all material respects at the date or dates respecting which such information is given;

             (ii) As of the Closing Date, no Mortgage Loan was more than two Scheduled Payments delinquent as of January 1, 1998;

             (iii) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid or an escrow of funds has been established in an amount sufficient to pay for every such item that remains unpaid and that has been assessed but is not yet due and payable;

             (iv) Each Mortgage evidences a valid, subsisting and enforceable first lien on the related Mortgaged Property. The lien of the Mortgage is subject only to: (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender's Title Insurance Policy or attorney's opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage. Any security agreement, chattel mortgage or equivalent document related to, and delivered to the Depositor in connection with, a Mortgage Loan establishes a valid, subsisting and enforceable first lien on the property described therein and Lehman Capital has full right to sell and assign the same to the Depositor;

             (v) Immediately prior to the transfer and assignment of the Mortgage Loans to the Depositor, Lehman Capital was the sole owner of record and holder of each Mortgage Loan, and Lehman Capital had good and marketable title thereto, and has full right to transfer and sell each Mortgage Loan to the Depositor free and clear, except as described in paragraph (iv) above, of any encumbrance, equity participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

             (vi) Each manufactured home securing a Mortgage Loan satisfies, at a minimum, the definition of "manufactured home" in Section 603(6) of the National Manufactured Housing Construction and Safety Standards Act of 1974, as amended, has a minimum of 400 square feet of living space, has a minimum width in excess of 102 inches and is of a kind customarily used at a fixed location;

             (vii) Each Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act;

             (viii) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Code and Treas. Reg. Section1.860G-2;

             (ix) Each Mortgage Loan had a Loan-to-Value Ratio at origination (or, if the Mortgage Loan has been the subject of a "significant modification" since origination, other than as a result of a default or reasonably foreseeable default, as of the date of modification) or as of the Cut-off Date less than or equal to 125%;

             (x) No Mortgage Loan is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

             (xi) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, consumer credit, truth-in-lending and disclosure laws;

             (xii) Other than with respect to those Mortgage Loans which have missing mortgage loan documentation, which Mortgage Loans comprise no more than 4.40% of the Mortgage Loans (by Aggregate Scheduled Principal Balance), with respect to each Mortgage Loan, a lender's title insurance policy, issued in standard American Land Title Association or California Land Title Association form, or other form acceptable in a particular jurisdiction, by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, together with a condominium endorsement, if applicable, in an amount at least equal to the original principal balance of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first mortgage lien of record on the real property described in the Mortgage was valid and in full force and effect on the date of the origination of such Mortgage Loan and as of the Closing Date;

             (xiii) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the related Mortgagor and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan and the Mortgagee had full legal capacity to execute all Mortgage Loan documents and to convey the estate therein purported to be conveyed;

             (xiv) The terms of the Mortgage Loan and the Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the interests of the Certificateholders and the Certificate Insurer and which has been or will be delivered to the Trustee. The substance of any such alteration or modification is reflected on the related Mortgage Loan Schedule and was approved, if required, by the related primary mortgage guaranty insurer, if any. Other than with respect to those Mortgage Loans which have missing mortgage loan documentation, which Mortgage Loans comprise no more than 3.20% of the Mortgage Loans (by Aggregate Scheduled Principal Balance), with respect to each Mortgage Loan, each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of Lehman Capital, or are in the process of being recorded;

             (xv) No instrument of release or waiver has been executed in connection with the Mortgage Loan, and no Mortgagor has been released, in whole or in part;

             (xvi) There is no proceeding pending or, to the best of Lehman Capital's knowledge, threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

             (xvii) To the best of Lehman Capital's knowledge, all of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

             (xviii) To the best of Lehman Capital's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of Lehman Capital's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupance and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

             (xix) The proceeds of each Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursement of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording the Mortgage Loans were paid;

             (xx) Each Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

             (xxi) No Mortgage Loan was originated under a buydown plan;

             (xxii) Each Mortgage contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related security for the Mortgage Loan is sold without the prior consent of the mortgagee thereunder;

             (xxiii) Any future advances made prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan. The Mortgage Note does not permit or obligate Lehman Capital to make future advances to the Mortgagor at the option of the Mortgagor;

             (xxiv) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial or non-judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage except as set forth in the Prospectus;

             (xxv) There is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and Lehman Capital has not waived any default, breach, violation or event of acceleration;

             (xxvi) All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

             (xxvii) All amounts received after the Cut-Off Date with respect to the Mortgage Loans to which Lehman Capital is not entitled have been deposited into the Collection Account and are, as of the Closing Date in the Collection Account;

             (xxviii) The Mortgage Loans were not selected by Lehman Capital for inclusion in the Trust Fund on any basis intended to adversely affect the Trust Fund or the Certificate Insurer; and

             (xxix) Each hazard insurance policy required to be maintained under Section 9.16 of the Trust Agreement with respect to the Mortgage Loan is a valid, binding, enforceable and subsisting insurance policy of its respective kind and is in full force and effect.

    It is understood and agreed that the representations and warranties set forth herein survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Depositor, and survive the subsequent assignment of this Agreement to the Trustee pursuant to Section 1.06 hereof. Upon discovery by either Lehman Capital or the Depositor of a breach of any of the foregoing representations and warranties that adversely and materially affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other party. Within 90 days of the discovery of breach with respect to the representations and warranties given to the Depositor, Lehman Capital shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Depositor at the applicable Purchase Price or (c) within the two year period following the Closing Date, substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan.

    Section 1.05.  Grant Clause.  It is intended that the conveyance of
                   ------------
Lehman Capital's right, title and interest in and to Mortgage Loans and other property conveyed pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) Lehman Capital hereby grants to the Depositor a first priority security interest in all of Lehman Capital's right, title and interest in, to and under, whether now owned or hereafter acquired, such Mortgage Loans and other property; and (3) this Agreement shall constitute a security agreement under applicable law.

    Section 1.06  Assignment by Depositor.  The Depositor shall have the
                  -----------------------
right, upon notice to but without the consent of Lehman Capital, to assign, in whole or in part, its interest under this Agreement, with respect to the Mortgage Loans to the Trustee, and the Trustee then shall succeed to all rights of the Depositor under this Agreement. All references to the Depositor in this Agreement shall be deemed to include its assignee or designee, specifically including the Trustee.

                                  ARTICLE II

                           MISCELLANEOUS PROVISIONS

    Section 2.01.  Binding Nature of Agreement; Assignment.  This Agreement
                   ---------------------------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    Section 2.02.  Entire Agreement.  This Agreement contains the entire
                   ----------------
agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

    Section 2.03.  Amendment.  (a)  This Agreement may be amended from time
                   ---------
to time by Lehman Capital and the Depositor, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund, the Trust Agreement or this Agreement in any Offering Document; or to correct or supplement any provision herein which may be inconsistent with any other provisions herein,
(iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions. No such amendment effected pursuant to clause
(iii) of the preceding sentence shall adversely affect in any material respect the interests of any Holder. Any such amendment shall be deemed not to adversely affect in any material respect any Holder or the Certificate Insurer, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Certificates (without taking into account the Certificate Insurance Policy) (and any Opinion of Counsel requested by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

    (b) This Agreement may also be amended from time to time by Lehman Capital and the Depositor with the consent of the Certificate Insurer and the Holders of not less than 66-2/3% of the Class Certificate Principal Amount (or Aggregate Notional Amount) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without, the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Certificate Principal Amount (or Aggregate Notional Amount) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Certificate Principal Amount (or Aggregate Notional Amount) of each Class of Certificates affected thereby.

    (c) It shall not be necessary for the consent of Holders under this
Section 2.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

    Section 2.04.  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN
                   -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

    Section 2.05.  Severability of Provisions.  If any one or more of the
                   --------------------------
covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

    Section 2.06.  Indulgences; No Waivers.  Neither the failure nor any
                   -----------------------
delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

    Section 2.07.  Headings Not to Affect Interpretation.  The headings
                   -------------------------------------
contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

    Section 2.08.  Benefits of Agreement.  Nothing in this Agreement,
                   ---------------------
express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

    Section 2.09.  Counterparts.  This Agreement may be executed in one or
                   ------------
more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, Lehman Capital and the Depositor have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.




                     LEHMAN CAPITAL, A DIVISION OF LEHMAN
                        BROTHERS HOLDINGS INC.


                     By:  /s/ Martin P. Harding
                             ------------------------------
                           Name:  Martin P. Harding
                           Title:  Managing Director


                     STRUCTURED ASSET SECURITIES CORPORATION



                     By:  /s/ Joseph Kelly
                             ------------------------------
                           Name:  Joseph Kelly
                           Title:  Vice President



                                  SCHEDULE A
                                  ----------


                            MORTGAGE LOAN SCHEDULE




                                  EXHIBIT A
                                  ---------


                             SERVICING AGREEMENTS